Exhibit 23.1







            Consent of Independent Registered Public Accounting Firm

       As independent registered public accounting firm, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 23, 2007, relating to the consolidated financial statements of Carrollton Bancorp and Subsidiary included in the Annual Report on Form 10-K filed by the Company for the year ended December 31, 2006.


Baltimore, Maryland
May 18, 2007                                     /s/ Rowles & Company, LLP